Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Amendment No. 1 to the Registration Statement No. 333-192943 of Ashford Hospitality Prime, Inc. on Form S-11 of our report dated February 25, 2013 related to the financial statements of Pier House Joint Venture as of and for the years ended December 31, 2012 and 2011, appearing in the prospectus, which is part of this Registration Statement, and to the reference to us under the heading “Experts” in such prospectus.

/s/ Deloitte & Touche LLP

Cleveland, OH

January 21, 2014